EXHIBIT 99.5

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of [                ], 20[    ], by and among CARVANA AUTO RECEIVABLES TRUST 20[    ]-[    ], a Delaware statutory trust, as issuing entity (the “Issuing Entity”), [CARVANA AUTO RECEIVABLES GRANTOR TRUST 20[    ]-[    ], a Delaware statutory trust, as grantor trust (the “Grantor Trust”),] CARVANA, LLC, an Arizona limited liability company, in its capacity as administrator and sponsor (“Carvana,” the “Administrator” or the “Sponsor”), BRIDGECREST CREDIT COMPANY, LLC (the “Servicer”), and [                ], a [                ] (the “Asset Representations Reviewer”).

WHEREAS, the Issuing Entity desires to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such reviews of Receivables in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

USAGE AND DEFINITIONS

Section 1.01 Usage and Definitions.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I of Appendix A to the Receivables Purchase Agreement, dated as of the date hereof (the “Receivables Purchase Agreement”), among Cavana, LLC as the seller and Carvana Receivables Depositor LLC as the purchaser. All references herein to “the Agreement” or “this Agreement” are to this Asset Representations Review Agreement as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to Articles, Sections and Subsections are to Articles, Sections or Subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

Section 1.02 Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“[Annual] Fee” has the meaning stated in Section 4.02(a).

“Collateral Custodian Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Confidential Information” has the meaning stated in Section 4.08(b).

“Eligible Representations” shall mean those representations identified within the “Tests” included in Schedule B.

“Information Recipients” has the meaning stated in Section 4.08(a).

“Indemnified Person” has the meaning stated in Section 4.05(a).

“Issuing Entity PII” has the meaning stated in Section 4.09(a).

“PII” has the meaning stated in Section 4.09(a).

“Privacy Laws” has the meaning stated in Section 4.09(b).

“Review Fee” has the meaning stated in Section 4.02(b).

“Review Materials” means the Collateral Custodian Review Materials, the Servicer Review Materials and the Sponsor Review Materials.

“Review Receivables” means those Delinquent Receivables that have been Delinquent Receivables for more than [60] days as of the last day of the preceding Collection Period identified by the Sponsor as requiring an Asset Representations Review by the Asset Representations Reviewer following receipt of an Asset Representations Review Notice according to Section 3.01.

“Review Report” has the meaning stated in Section 3.04.

“Servicer Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Sponsor Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Tests” means the procedures listed in Schedule B as applied to the process described in Section 3.03.

“Test Complete” has the meeting stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01 Engagement; Acceptance.

The Issuing Entity hereby engages [                ] to act as the Asset Representations Reviewer for the Issuing Entity. [                ] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02 Confirmation of Status.

The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

Section 2.03 Consent to Filing. The Asset Representations Reviewer hereby consents to the filing of this Agreement, including the schedules hereto, with the Commission.

ARTICLE III.

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01 Asset Representations Review Notices and Identification of Review Receivables.

On receipt of an Asset Representations Review Notice from the [Indenture Trustee] according to Section 12.2(d) of the Indenture, the Asset Representations Reviewer will start an Asset Representations Review. The Servicer, at the direction of the Issuing Entity, will provide the list of Review Receivables to the Asset Representations Reviewer [promptly][within [20] Business Days] upon receipt of the Asset Representations Review Notice.

The Asset Representations Reviewer will not be obligated to start, and will not start, an Asset Representations Review until an Asset Representations Review Notice and the related list of Review Receivables is received. The Asset Representations Reviewer is not obligated to verify (i) whether the conditions to the initiation of the Asset Representations Review and the issuance of an Asset Representations Review Notice described in Section 12.2 of the Indenture were satisfied or (ii) the accuracy or completeness of the list of Review Receivables provided by the Servicer, at the direction of the Issuing Entity.

Section 3.02 Review Materials.

(a) Access to Review Materials. Within [60] days of the Noteholder vote approving the Asset Representations Review pursuant to Section 12.2 of the Indenture, the Issuing Entity will instruct the Servicer, the Sponsor and the Collateral Custodian to provide the Asset Representations Reviewer with access to the Review Materials for all Review Receivables in one or more of the following ways, at its option: (i) by providing access to the Servicer’s systems, the Sponsor’s systems or the Collateral Custodian’s systems, as applicable, either remotely or at an office of the applicable party, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the applicable party or (iv) in another manner agreed by the applicable party and the Asset Representations Reviewer[, in each case in compliance with Applicable Law]. The Servicer may, but shall not be obligated to, redact or remove Personally Identifiable Information from the Review Materials so long as such reduction or removal does not result in a change in the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

(b) Missing or Insufficient Review Materials. Upon receipt of the Review Materials, the Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer, the Sponsor and the Collateral Custodian promptly, and in any event no less than [    ][calendar days][Business Days] before completing the Asset Representations Review. The Servicer, the Sponsor and or the Collateral Custodian, as applicable, will have [    ][calendar days][Business Days] to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency. If the missing Review Materials or other documents have not been provided by the Servicer, the Sponsor or the Collateral Custodian, as applicable, within [    ][calendar days][Business Days], the related Review Report will report a Test Fail for each Test that requires use of the missing or insufficient Review Materials.

Section 3.03 Performance of Reviews.

(a) Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform, for each Review Receivable, the Tests for each Eligible Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Schedule A as specified in the description of each Test under Schedule B. For each Test and Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”). During the course of its review, the Asset Representations Reviewer will provide the [Issuing Entity][Grantor Trust] and the Servicer and the Sponsor with a preliminary list of any Test Fail and the issues identified and, at that time, the Sponsor has the option of electing to provide additional Review Materials or information which the Asset Representations Reviewer will analyze and consider in preparing the Review Report.

(b) Review Period. The Asset Representations Reviewer will complete the Asset Representations Review within [60] days of receiving access to the Review Materials. However, if missing or additional Review Materials are provided to the Asset Representations Reviewer as described in Sections 3.02(b) or 3.03(a), the Asset Representations Review period will be extended for an additional [30] days.

(c) Completion of Review for Certain Review Receivables. Following the delivery of the list of the Review Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the [Administrator][Issuing Entity] may notify the Asset Representations Reviewer if a Review Receivable is paid in full by the Obligor or otherwise satisfied or repurchased from the Issuing Entity [and the Grantor Trust] in accordance with [Section 3.1(d) of the Receivables Purchase Agreement or Section 3.1(c) of the Receivables Transfer Agreement [or 3.2(c) of the Receivables Contribution Agreement]]. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Receivable, and the Asset Representations Review of such Review Receivable will be considered complete (a “Test Complete”). In this case, the related Review Report will indicate a Test Complete for such Review Receivable and the related reason.

(d) Previously Reviewed Receivables; Duplicative Tests. If any Review Receivable was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on such Review Receivable, but will include the previously reported Test results in the Review Report for the current Review. If the same Test is required for more than one Eligible Representation, the Asset Representations Reviewer will only perform the Test once for each Review Receivable, but will report the results of the Test for each applicable Eligible Representation on the Review Report.

(e) Termination of Review. If an Asset Representations Review is in process and the Notes will be paid in full on the next Distribution Date, the [Issuing Entity or the] Administrator will notify the Asset Representations Reviewer no less than [10] days before that Distribution Date. On receipt of such notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will not be obligated to deliver a Review Report.

(f) Review Systems; Personnel. The Asset Representations Reviewer will maintain business process management and/or other systems necessary to ensure that it can perform each Test. The Asset Representations Reviewer will ensure that these systems allow for each Review Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff who are properly trained to conduct Reviews as required by this Agreement.

Section 3.04 Review Report.

Within [five (5)] Business Days after the end of the applicable Asset Representations Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Administrator, the Issuing Entity, [the Grantor Trust,] the Sponsor, the Servicer, the Depositor and the Indenture Trustee a report indicating for each Review Receivable whether there was a Test Pass, Test Fail or Test Complete for each related Test (a “Review Report”). For each Test Fail or Test Complete, the Review Report will indicate the related reason, including (for example) whether the Review Receivable was a Test Fail as a result of missing or incomplete Review Materials. The Review Report will contain a summary of the Asset Representations Review results to be included in the Issuing Entity’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any PII. On reasonable request of the Sponsor, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05 Review Representatives.

(a) Sponsor Representative. The Sponsor will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Sponsor Review Materials on the Sponsor’s originations, receivables or other systems, obtaining missing or insufficient Sponsor Review Materials and/or providing clarification of any Sponsor Review Materials or Tests.

(b) Collateral Custodian Representative. The Collateral Custodian will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Collateral Custodian Review Materials, receivables or other systems, obtaining missing or insufficient Collateral Custodian Review Materials and/or providing clarification of any Collateral Custodian Review Materials or Tests.

(c) Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Servicer Review Materials, receivables or other systems, obtaining missing or insufficient Servicer Review Materials and/or providing clarification of any Servicer Review Materials or Tests.

(d) Asset Representations Review Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuing Entity[, the Grantor Trust], the Sponsor and the Servicer during the performance of an Asset Representations Review.

(e) Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee, the Servicer or the Sponsor until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of such Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the [Administrator].

Section 3.06 Dispute Resolution.

If a Review Receivable that was the subject of an Asset Representations Review becomes the subject of a dispute resolution proceeding under Section 3.1(d) of the Receivables Transfer Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid, in the case of (i) an arbitration by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or (ii) a mediation, as the parties shall mutually determine, in each case according to Section 3.1(d) of the Receivables Transfer Agreement. If not paid by a party to the dispute resolution, the expenses will be reimbursed in accordance with Section 4.02(d).

Section 3.07 Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger Event has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture, (ii) to determine which Receivables are subject to an Asset Representations Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials except as specifically described herein, (v) to take any action or cause any other party to take any action under any of the Transaction Documents to enforce any remedies for breaches of representations or warranties about the Eligible Representations, (vi) to determine the reason for the delinquency of any Review Receivable, the creditworthiness of any Obligor, the overall quality of any Review Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Review Receivable, or (vii) to establish cause, materiality or recourse for any failed Test as described in Section 3.03.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the Tests, and will not be obligated to perform additional procedures on any Review Receivable or to provide any information other than a Review Report. However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Receivable that it determines in good faith to be material to the Asset Representations Review.

(c) Maintenance of Review Materials. The Asset Representations Reviewer will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, until the earlier of (i) payment in full of the Notes and (ii) one year after the delivery of the applicable Review Report. At the expiration of such period, the Asset Representations Reviewer shall return Review Materials to the Servicer, the Sponsor or the Collateral Custodian, as applicable.

ARTICLE IV.

ASSET REPRESENTATIONS REVIEWER

Section 4.01 Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the [applicable] Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a [                ] in good standing under the laws of the State of [                ]. The Asset Representations Reviewer is qualified as a foreign [                ] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, loan agreement, mortgage, deed of trust, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, loan agreement, mortgage, deed of trust, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate an Applicable Law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a Governmental Authority having jurisdiction over the Asset Representations Reviewer or its property that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a Governmental Authority having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.01, and will notify the Issuing Entity, the Sponsor and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.01.

Section 4.02 Fees and Expenses.

(a) [Annual] Fee. As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an [annual][quarterly][monthly] fee (the “[Annual] Fee”) with respect to each [annual][quarterly][monthly] period prior to the termination of the [Issuing Entity][Grantor Trust], in an amount equal to $[                ]; provided, that the Asset Representations Reviewer will return to [the Administrator or] the Issuing Entity, as applicable, the pro rata portion of the [Annual] Fee to the extent the Issuing Entity is terminated prior to the end of an annual period for which a[n Annual] Fee has been paid. The [Annual] Fee will be paid by (i) the [Administrator] on the [Initial] Closing Date and (ii) the [Issuing Entity] on each anniversary of the [Initial] Closing Date until this Agreement is terminated via the priority of payments described in Section 2.7 of the Indenture on the Distribution Date following the month in which the invoice was received by the [Administrator][Issuing Entity].

(b) Review Fee. Following the completion of an Asset Representations Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of an Asset Representations Review according to Section 3.03(e), and the delivery to the [Issuing Entity][Administrator] of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee payable by the [Issuing Entity] of $[                ] for each [Review Receivable][[hour spent reviewing the Review Receivables] for which the Asset Representations Review was started (the “Review Fee”). If the detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuing Entity pursuant to the priority of payments described in Section 2.7 of the Indenture, starting on or before the Distribution Date in that month. However, no Review Fee will be charged for any Review Receivable (i) which was included in a prior Review, (ii) for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review according to Section 3.03(e), (iii) for which no Tests were completed prior to the Asset Representations Reviewer being notified of the Review Receivable being paid in full by the Obligor, otherwise satisfied or repurchased by the Depositor or the Seller as described in Section 3.03(c), or (iv) due to missing or insufficient Review Materials under Section 3.02(b). However, if an Asset Representations Review is terminated according to Section 3.03(e), the Asset Representations Reviewer must submit its invoice to the [Issuing Entity] [Administrator] for the Review Fee for the terminated Review no later than [ten (10)] Business Days before the final Distribution Date to be reimbursed on such final Distribution Date.

(c) Reimbursement of Travel Expenses. If the Servicer, the Sponsor or the Collateral Custodian provides access to the Review Materials at one or more of its or their properties, the [Administrator][Issuing Entity] will reimburse the Asset Representations Reviewer for its reasonable out-of-pocket travel expenses incurred in connection with the Asset Representations Review promptly following receipt of a detailed invoice.

(d) Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within [ninety (90)] days after the end of the proceeding, the Issuing Entity ]will reimburse the Asset Representations Reviewer for such expenses promptly following receipt of a detailed invoice via the priority of payments described in Section 2.7 of the Indenture on the Distribution Date following the month in which the invoice was received by the [Administrator][Issuing Entity].

(e) Payment of Invoices. When applicable pursuant to this Section 4.02, for fees and expenses of the Asset Representations Reviewer that are not paid when due by the [Issuing Entity] within [thirty (30) days] following the receipt of an invoice by the [Issuing Entity], the Asset Representations Reviewer will issue invoices to the [Administrator] at the notices address set forth in Part III of the Indenture and the [Administrator][Sponsor] shall pay all invoices submitted by the Asset Representations Reviewer.

(f) Reimbursement of Servicer Expenses. The [Administrator][Issuing Entity] shall reimburse the Servicer for all reasonable out of pocket costs and expenses incurred by the Servicer in connection with its compliance with the terms of the this Agreement [if paid by the Issuing Entity waterfall provision to be revised for the inclusion of additional fees to be paid to the Servicer].

Section 4.03 Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.04 Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuing Entity, [the Grantor Trust,] the Depositor, the Seller, the Servicer, the Administrator, the Sponsor, the Owner Trustee [,the Grantor Trust Trustee] and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities, including those incurred in connection with the enforcement of this indemnification (and including any attorneys fees’, expenses and court costs), resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement or (c) the Asset Representations Reviewer’s breach of any of its obligations in Sections 4.08 and 4.09 of this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.04 will survive the termination of this Agreement, the termination of the [Issuing Entity][Grantor Trust] and the resignation or removal of the Asset Representations Reviewer.

Section 4.05 Indemnification of Asset Representations Reviewer.

(a) Indemnification. The [Administrator][Issuing Entity] will, or will cause the Sponsor to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the reasonable out-of-pocket fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement or (iii) the Asset Representations Reviewer’s breach of any of its obligations in Section 4.08 and 4.09 of this Agreement.

(b) Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.05(a), notify the [Issuing Entity][,Grantor Trust] and the Administrator of the Proceeding. The Sponsor [and the Issuing Entity] may participate in and assume the defense and settlement of a Proceeding at its expense. If the Issuing Entity or the Sponsor notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuing Entity or the Sponsor assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuing Entity and the Sponsor will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuing Entity or the Sponsor, as applicable, and the Indemnified Person. If there is a conflict, the Sponsor will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Issuing Entity and the Sponsor and the Indemnified Person, which approval will not be unreasonably withheld, conditioned or delayed.

(c) Survival of Obligations. The Issuing Entity’s and the Sponsor’s obligations under this Section 4.05 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

If all or a portion of indemnities due to the Asset Representations Reviewer is not paid by the [Administrator][Issuing Entity] to the Asset Representations Reviewer within [30 days] of receipt of an invoice, then the unpaid portion of such indemnities then due and payable shall be paid by the [Issuing Entity][Administrator] pursuant to the priority of payments described in Sections 2.8 or 5.4(b) of the Indenture, as applicable, on the Distribution Date following the month in which the invoice was received by the [Issuing Entity][Administrator].

(d) Repayment. If the Issuing Entity or the Sponsor makes any payment under this Section 4.05 and the Indemnified Parties later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amount to the Sponsor or the Issuing Entity, as applicable.

Section 4.06 Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuing Entity, [the Grantor Trust] or the Sponsor, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuing Entity’s, [the Grantor Trust’s] or the Sponsor’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuing Entity, [the Grantor Trust] and the Sponsor will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by Applicable Law or if the Issuing Entity, [the Grantor Trust] or the Sponsor reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement. In the event the Servicer requests information pertaining to the review and examination of the Asset Representation Reviewer as described above, the Issuing Entity, [the Grantor Trust,] and the Sponsor, as the case may be, will notify the Asset Representations Reviewer of such request and, with the Asset Representations Reviewer’s consent, may provide such information to the Servicer; provided it is acknowledged and agreed that such consent may be conditioned on the execution by the Servicer of a confidentiality or non-disclosure agreement.

Section 4.07 Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuing Entity [, the Grantor Trust] and the Servicer, which consent will not be unreasonably withheld or delayed.

Section 4.08 Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.08, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuing Entity [, the Grantor Trust], the Sponsor and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Review Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Seller or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Review Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuing Entity [, the Grantor Trust] or the Servicer before its disclosure to the Information Recipients who is not bound by confidentiality obligations to the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.09.

(d) Disclosure. If the Asset Representations Reviewer is required by Applicable Law to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by Applicable Law, will use its reasonable efforts to provide the Issuing Entity[, the Grantor Trust], the Sponsor and the Servicer with notice of the requirement and will cooperate, at the Issuing Entity’s expense, in the Issuing Entity’s[, the Grantor Trust’s], the Sponsor’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.08 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuing Entity[, the Grantor Trust], the Administrator, the Sponsor and the Servicer and the Issuing Entity[, the Grantor Trust], the Administrator, the Sponsor and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuing Entity[, the Grantor Trust], the Administrator, the Sponsor or the Servicer to enforce this Section 4.08, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 4.09 Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuing Entity PII” means PII furnished by the Issuing Entity, [the Grantor Trust,] the Sponsor, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuing Entity PII. The [Issuing Entity][Grantor Trust] does not grant the Asset Representations Reviewer any rights to Issuing Entity PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuing Entity PII only to perform its obligations under this Agreement or as specifically directed in writing by the [Issuing Entity][Grantor Trust] and will only reproduce Issuing Entity PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all Applicable Laws applicable to PII, Issuing Entity PII or the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection (collectively, “Privacy Laws”). The Asset Representations Reviewer will protect and secure Issuing Entity PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with Applicable Law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuing Entity PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuing Entity PII, (iii) protect against unauthorized access to or use of Issuing Entity PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.09(b), the Asset Representations Reviewer’s disclosure of Issuing Entity PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuing Entity PII to its personnel or allow its personnel access to Issuing Entity PII except (A) for the Asset Representations Reviewer personnel who require Issuing Entity PII to perform an Asset Representations Review, (B) with the prior written consent of the [Issuing Entity[Grantor Trust] or (C) as required by Applicable Law. When permitted, the disclosure of or access to Issuing Entity PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuing Entity PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuing Entity PII on the proper use and protection of Issuing Entity PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuing Entity PII with or to any third party without the prior written consent of the [Issuing Entity][Grantor Trust].

(iii) The Asset Representations Reviewer agrees, represents and warrants that the Asset Representations Reviewer has, and will continue to have, adequate administrative, technical, and physical safeguards designed to: (a) to ensure the security and confidentiality of all PII; (b) to protect against any anticipated threats or hazards to the security or integrity of PII; and (c) to protect against unauthorized acquisition of, access to or use of PII which could result in a “breach” as that terms is defined under applicable Privacy Laws, or substantial harm to Issuing Entity[, the Grantor Trust] or Servicer or any individual about whom the Issuing Entity [, the Grantor Trust] or the Servicer has or collects financial and other information.

(iv) The Asset Representations Reviewer agrees to provide the Sponsor, the Issuing Entity, the Servicer [and the Grantor Trust] with information regarding its and its representatives’ privacy and information security systems, policies and procedures as the Sponsor, the Issuing Entity[, the Grantor Trust] or the Servicer may reasonably request relating to its compliance with this Agreement and applicable Privacy Laws. The Asset Representations Reviewer agrees to provide training in the Privacy Laws and Asset Representations Reviewer’s information security policies to all Asset Representations Reviewer personnel whose duties pursuant to this Agreement could bring them in contact with PII. The Asset Representations Reviewer shall comply at all times with Servicer’s information security policies and procedures in connection with any access to or use of Servicer’s network, systems or data.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuing Entity[, the Grantor Trust], the Sponsor and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuing Entity PII and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuing Entity PII. Except where return or disposal is prohibited by Applicable Law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer, all Issuing Entity PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer, returned to the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer, as applicable, without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuing Entity[, the Grantor Trust], the Sponsor or the Servicer. Where the Asset Representations Reviewer retains Issuing Entity PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuing Entity PII to that required by Applicable Law.

(f) Modification. The Asset Representations Reviewer and the Issuing Entity, [the Grantor Trust,] the Sponsor and the Servicer agree to modify this Section 4.09 as necessary for either party to comply with Applicable Law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuing Entity [, the Grantor Trust], the Sponsor and the Servicer and each of their authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.09 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. Each of the Issuing Entity[, the Grantor Trust], the Sponsor and the Servicer agrees to make reasonable efforts to schedule any audit described in this Section 4.09 with the inspections described in Section 4.06, and to coordinate any such audit(s) to be performed by the auditing parties concurrently. The Asset

Representations Reviewer will also permit the Issuing Entity[, Grantor Trust], the Sponsor and the Servicer during normal business hours on reasonable advance notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement. Each of the Issuing Entity, [the Grantor Trust,] the Sponsor and the Servicer will, and will cause its authorized representatives to, hold in confidence the information provided by the Asset Representations Reviewer pursuant to this Section 4.09. Information to be provided by the Asset Representations Reviewer pursuant to this Section 4.09 may be conditioned on the execution of a confidentiality or non-disclosure agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the [Issuing Entity’s][Grantor Trust’s] Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.09, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section 4.09 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V.

REMOVAL, RESIGNATION

Section 5.01 Eligibility of the Asset Representations Reviewer.

The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Seller, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee[, the Grantor Trust Trustee] or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Seller or any underwriter to perform any due diligence on the Receivables prior to the [applicable] Closing Date.

Section 5.02 Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under Applicable Law. In such event, the Asset Representations Reviewer will deliver a notice of its resignation to the Issuing Entity[, the Grantor Trust], the Administrator, the Sponsor and the Servicer, together with an opinion of counsel supporting its determination.

(b) Removal. If any of the following events occur, the [Issuing Entity][Administrator], by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01;

(ii) the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) a Bankruptcy Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal. The [Issuing Entity][Administrator] will notify the Servicer, the Owner Trustee[, the Grantor Trust Trustee][, the Administrator] and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03 Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the [Issuing Entity][Administrator, or the Sponsor if Carvana is no longer the Administrator] will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the [Issuing Entity,] Sponsor and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuing Entity and the Sponsor on substantially the same terms as this Agreement.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the [Issuing Entity][, Grantor Trust], the Administrator, the Sponsor and the Servicer and take all actions reasonably requested to assist the [Issuing Entity][, Grantor Trust] the Administrator and the Sponsor in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The outgoing Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the [Issuing Entity][Grantor Trust], the Administrator, the Sponsor and the Servicer or the successor Asset Representations Reviewer.

Section 5.04 Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuing Entity, [the Grantor Trust,] the Servicer, the Administrator and the Sponsor an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI.

OTHER AGREEMENTS

Section 6.01 Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the [Issuing Entity,][Grantor Trust,] the Administrator, the Sponsor or the Servicer for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the [Issuing Entity,][Grantor Trust,] the Administrator, the Sponsor or the Servicer, the Asset Representations Reviewer will have no authority to act for or represent the [Issuing Entity,][Grantor Trust,] the Administrator, the Sponsor or the Servicer, and will not be considered an agent of the [Issuing Entity,][Grantor Trust,] the Administrator, the Sponsor or the Servicer. Nothing in this Agreement will make the Asset Representations Reviewer and the [Issuing Entity,][Grantor Trust,] the Administrator, the Sponsor or the Servicer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.02 No Petition.

Each of the parties agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of all securities issued by the Depositor, the Issuing Entity[, the Grantor Trust] or by a trust for which the Depositor was a depositor, it will not start or pursue against, or join any other Person in starting or pursuing against the Depositor [,][or] the Issuing Entity, [the Grantor Trust] any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.02 will survive the termination of this Agreement.

Section 6.03 Limitation of Liability of Owner Trustee [ and Grantor Trust Trustee] .

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [                ] (“[OT]”), not individually or personally but solely as Owner Trustee of the Issuing Entity [and Grantor Trust Trustee of the Grantor Trust], in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity [or Grantor Trust, as applicable,] is made and intended not as personal representations, undertakings and agreements by [OT] but is made and intended for the purpose of binding only the Issuing Entity or Grantor Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on [OT], individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity [or Grantor Trust, as applicable,] all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) [OT] has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity [or Grantor Trust, as applicable,] in this Agreement and (e) under no circumstances shall [OT] be personally liable for the payment of any indebtedness or expenses of the Issuing Entity [or Grantor Trust, as applicable], or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity [or Grantor Trust, as applicable] under this Agreement.

Section 6.04 Termination of Agreement.

This Agreement will terminate, except for the obligations under Section 4.04 and the other obligations of the Trust, the Servicer and the Asset Representations Reviewer specified as surviving the termination of this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, (b) the date the Issuing Entity is terminated under the Trust Agreement[, (c) the date the Grantor Trust is terminated under the Grantor Trust Agreement] and ([c/d]) the removal or resignation of the Asset Representations Reviewer in accordance with the terms of this Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01 Amendments. The parties may amend this Agreement:

(a) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other Person;

(b) to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if the Administrator delivers an Officer’s Certificate to the Issuer and the Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(c) to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.01(b), with the consent of a majority of the Controlling Class of the Outstanding Amount of the Notes.

Notwithstanding anything to the contrary in this Section, any amendment to this Agreement that affects the rights or the obligations of the Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee will require the consent of such Trustee.

Section 7.02 Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuing Entity[, the Grantor Trust] and the Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.03 Notices.

(a) Notices to Parties. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) for overnight mail, on delivery or, for registered first class mail, postage prepaid, [three (3)] days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication provided hereunder shall be delivered as specified in Part III of Appendix A to the Receivables Purchase Agreement.

Section 7.04 GOVERNING LAW. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 7.05 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 7.06 No Waiver; Remedies. No party’s failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.07 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 7.08 Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.09 Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10 Legal Fees Associated with Indemnification. With respect to any indemnification provisions in this Agreement providing that a party to this Agreement is required to indemnify another party to this Agreement for attorney’s fees and expenses, such fees and expenses are intended to include attorney’s fees and expenses relating to the enforcement of such indemnity.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Issuing Entity, [the Grantor Trust,] the Servicer, the Administrator, the Sponsor and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CARVANA AUTO RECEIVABLES TRUST 20[ ]-[ ], as Issuing Entity

By: [ ], not in its individual capacity but solely as Owner Trustee on behalf of the Issuing Entity
By:
Name:
Title:

[CARVANA AUTO RECEIVABLES GRANTOR TRUST 20[ ]-[ ], as Grantor Trust

By: [ ], not in its individual capacity but solely as Grantor Trust Trustee on behalf of the Grantor Trust
By:
Name:
Title: ]

CARVANA, LLC, as Administrator
By:
Name:
Title:

CARVANA, LLC, as Sponsor
By:
Name:
Title:

[BRIDGECREST CREDIT COMPANY, LLC], as Servicer

By:
Name:
Title:

[ ],
as Asset Representations Reviewer

By:
Name:
Title:

Schedule A

Review Materials

[List of Review Materials to be provided for each transaction]

Sch. A

Schedule B

Representations, Warranties and Tests

[List of Representations and Warranties and Tests to be provided for each transaction]

Sch. B-1